Exhibit 99.1

NEWS RELEASE

Contact: April Harper Director, Marketing & Communications Phone (610) 251-1000 aharper@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations, Mergers & Acquisition and Treasurer Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH REPORTS PRELIMINARY FIRST QUARTER FISCAL 2024 RESULTS

RADNOR, Pa. – August 2, 2023 – Triumph Group, Inc. (NYSE: TGI) ("TRIUMPH" or the “Company”) today reported preliminary financial results for its first quarter of fiscal 2024, which ended June 30, 2023.

First Quarter Fiscal 2024

•
Net sales of $327.1 million; Organic sales growth of 14%
•
Operating income of $18.7 million with operating margin of 5.7%; adjusted operating income of $24.4 million with adjusted operating margin of 7.5%
•
Net loss of ($12.8) million, or ($0.19) per share; adjusted net loss of ($7.0) million, or ($0.10) per diluted share
•
Adjusted EBITDAP of $35.6 million with Adjusted EBITDAP margin of 10.9%

Fiscal 2024 Guidance

•
Reaffirmed expected net sales of $1.39 billion to $1.43 billion, reflecting 7 - 10% organic growth
•
Updated operating income of $159.0 million to $174.0 million, reflecting operating margin of 11 - 12%
•
Reaffirmed adjusted EBITDAP of $210.0 million to $225.0 million, reflecting Adjusted EBITDAP margin of 15 - 16%
•
Reaffirmed expected cash flow from operations of $60.0 million to $80.0 million; free cash flow of $35.0 million to $50.0 million

“Building off our positive momentum from fiscal 2023, TRIUMPH generated its fifth consecutive quarter of organic sales growth driven by continued strong commercial aftermarket and improving OEM demand," said Dan Crowley, TRIUMPH’s chairman, president, and chief executive officer. “Free cash use was in line with our expectations and was impacted by seasonality due to increased working capital necessary to support higher deliveries. We continue to expect free cash flow to improve over the course of the year. With a growing and profitable backlog, TRIUMPH is well positioned to continue to grow organically and improve profitability, while also benefitting from the positive trends across our end markets.”

Mr. Crowley continued, "As TRIUMPH continues to focus on deleveraging and optimizing its capital structure, the company recently completed the successful redemption of its warrants, increasing cash by $85 million and reducing debt by $14 million. TRIUMPH remains on track to deliver profitable growth and achieve its full year guidance as the Company is executing on its financial and operational goals.”

First Quarter Fiscal 2024 Overview

	Three Months Ended June 30,
($ in millions)	2023	2022
Commercial OEM	$117.2	$168.5
Military OEM	65.8	57.0
Total OEM Revenue	183.0	225.5

Commercial Aftermarket	87.6	63.2
Military Aftermarket	47.6	50.9
Total Aftermarket Revenue	135.2	114.1

Non-Aviation Revenue	8.3	9.2
Amortization of acquired contract liabilities	0.6	0.5
Total Net Sales*	$327.1	$349.4
* Differences due to rounding
Note> Aftermarket sales include both repair & overhaul services and spare parts sales.

Excluding impacts from divestitures and exited or sunsetting programs, organic Commercial OEM sales increased $8.7 million, or 8.1% and included increased production volumes on Boeing 787 and 737 programs, offset by reductions across other commercial rotorcraft programs.

Military OEM sales increased $8.8 million, or 15.5%, all of which were organic, primarily due to increased sales related to the CH-53K, V-22, and UH-60 programs.

Commercial Aftermarket sales increased $24.5 million, or 38.7%. Excluding impacts from divestitures, organic Commercial Aftermarket sales increased $25.9 million, or 42.5%, driven by the continued improvement in overall air travel metrics, favorably impacting both repair and overhaul services and spare part sales on an equal basis.

Military aftermarket sales decreased $3.3 million, or 6.6%, all of which was organic, driven by reduced sales across several fixed wing platforms and reduced spares on rotorcraft platforms relative to the prior year, partially offset by increased repairs on rotorcraft platforms.

First quarter operating income of $18.7 million includes $1.9 million of shareholder cooperation costs and a $3.8 million reduction of the prior period gain on sale of assets and businesses. Net loss for the first quarter of 2024 was ($12.8) million or ($0.19) per share and includes $0.1 million in debt extinguishment losses.

TRIUMPH’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(11.0)	$(12.8)	$(0.19)
Adjustments
Loss on sale of assets and businesses, net	3.8	3.8	0.06
Shareholder cooperation expenses	1.9	1.9	0.03
Debt extinguishment losses	0.1	0.1	0.00
Adjusted Income from Continuing Operations - non-GAAP	$(5.2)	$(7.0)	$(0.10)

The number of shares used in computing loss per share for the first quarter of 2024 was 66.3 million.

Backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $1.74 billion, up 10% from prior fiscal year end. This increase was primarily on commercial narrow body platforms.

For the first quarter of fiscal 2024, cash flow used in operations was $63.7 million, which was in line with expectations previously provided and reflects seasonality due to increased working capital to support higher fiscal 2024 deliveries.

Potential Adjustments

We are currently evaluating the final accounting and process around the working capital components of recent legacy Aerospace Structures divestitures and related transition services agreements, which could result in non-cash adjustments to reported amounts, including gain or loss on sale of assets and businesses. At this time, we do not anticipate that potential adjustments would be material to the reported periods. We plan to provide an update upon completion of this evaluation process. These potential adjustments do not relate to previously disclosed indemnification claims related to the sale of the Stuart facility, which have been resolved in part at this time.

Conference Call

TRIUMPH will hold a conference call today, August 2nd, at 8:30 a.m. (ET) to discuss the first quarter of fiscal 2024 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at https://www.triumphgroup.com/filings-financial/quarterly-results. An audio replay will be available from August 2nd to August 9th by calling (844) 344-7529 (Domestic) or (412) 317-0088 (International), passcode #2972802.

About TRIUMPH

TRIUMPH, headquartered in Radnor, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems and components. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about TRIUMPH can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings, operational efficiencies and organizational restructurings and our evaluation of potential adjustments to reported amounts, as described above. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended
	June 30,
CONDENSED STATEMENTS OF OPERATIONS	2023	2022
Net sales	$327,145	$349,384
Cost of sales (excluding depreciation shown below)	240,734	272,400
Selling, general & administrative	55,786	51,745
Depreciation & amortization	8,118	9,806
Restructuring costs	—	699
Loss on sale of assets and businesses, net	3,820	—
Operating income	18,687	14,734
Interest expense and other, net	38,447	31,912
Debt extinguishment losses	64	—
Warrant remeasurement gain	(8,001)	—
Non-service defined benefit income	(820)	(8,586)
Income tax expense	1,750	1,750
Net loss	$(12,753)	$(10,342)
Loss per share - basic:
Net loss	$(0.19)	$(0.16)
Weighted average common shares outstanding - basic	66,347	64,820
Loss per share - diluted:
Net loss	$(0.19)	$(0.16)
Weighted average common shares outstanding - diluted	66,347	64,820

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited June 30, 2023	Audited March 31, 2023
Assets
Cash and cash equivalents	$146,318	$227,403
Accounts receivable, net	163,649	196,775
Contract assets	112,657	103,027
Inventory, net	429,386	389,245
Prepaid and other current assets	19,716	17,062
Current assets	871,726	933,512
Property and equipment, net	168,437	166,800
Goodwill	510,855	509,449
Intangible assets, net	71,737	73,898
Other, net	32,115	31,185
Total assets	$1,654,870	$1,714,844
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$3,313	$3,162
Accounts payable	149,107	197,932
Contract liabilities	47,882	44,482
Accrued expenses	144,452	151,348
Current liabilities	344,754	396,924
Long-term debt, less current portion	1,677,603	1,688,620
Accrued pension and post-retirement benefits, noncurrent	314,154	359,375
Deferred income taxes, noncurrent	7,444	7,268
Other noncurrent liabilities	57,369	60,053
Stockholders' Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 69,964,040 and 65,432,589 shares issued and outstanding	70	65
Capital in excess of par value	1,019,891	964,741
Accumulated other comprehensive loss	(546,106)	(554,646)
Accumulated deficit	(1,220,309)	(1,207,556)
Total stockholders' deficit	(746,454)	(797,396)
Total liabilities and stockholders' deficit	$1,654,870	$1,714,844

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

	Three Months Ended June 30,
	2023	2022
Operating Activities
Net loss	$(12,753)	$(10,342)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,118	9,806
Amortization of acquired contract liability	(575)	(523)
Loss on sale of assets and businesses	3,820	—
Other amortization included in interest expense	1,368	1,562
Provision for credit losses	534	200
Warrants remeasurement gain	(8,001)	—
Share-based compensation	3,622	1,578
Changes in other assets and liabilities, excluding the effects of acquisitions and divestitures:
Trade and other receivables	32,519	4,474
Contract assets	(10,180)	(8,638)
Inventories	(39,818)	(19,190)
Prepaid expenses and other current assets	(1,830)	(7,538)
Accounts payable, accrued expenses, and contract liabilities	(42,441)	(56,352)
Accrued pension and other postretirement benefits	(1,262)	(8,322)
Other, net	3,155	255
Net cash used in operating activities	(63,724)	(93,030)
Investing Activities
Capital expenditures	(6,401)	(3,044)
Payments on sale of assets and businesses	(6,848)	(2,322)
Investment in joint venture	(1,515)	—
Net cash used in investing activities	(14,764)	(5,366)
Financing Activities
Proceeds from issuance of long-term debt	2,000	—
Retirement of debt and finance lease obligations	(763)	(990)
Payment of deferred financing costs	(1,438)	—
Payment of common stock issuance costs, net of proceeds	(803)	—
Repurchase of shares for share-based compensation minimum tax obligation	(1,235)	(3,442)
Net cash used in financing activities	(2,239)	(4,432)
Effect of exchange rate changes on cash	(358)	(3,414)
Net change in cash and cash equivalents	(81,085)	(106,242)
Cash and cash equivalents at beginning of period	227,403	240,878
Cash and cash equivalents at end of period	$146,318	$134,636

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended
	June 30,
SEGMENT DATA	2023	2022
Net sales:
Systems & Support	$290,575	$254,643
Interiors	36,583	94,753
Elimination of inter-segment sales	(13)	(12)
	$327,145	$349,384
Operating income:
Systems & Support	$45,784	$33,151
Interiors	(2,563)	(2,301)
Corporate	(20,912)	(14,538)
Share-based compensation expense	(3,622)	(1,578)
	$18,687	$14,734
Operating margin %
Systems & Support	15.8%	13.0%
Interiors	(7.0%)	(2.4%)
Consolidated	5.7%	4.2%

Depreciation and amortization^:
Systems & Support	$6,940	$7,521
Interiors	683	1,696
Corporate	495	589
	$8,118	$9,806
Amortization of acquired contract liabilities:
Systems & Support	$(575)	$(523)
	$(575)	$(523)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release annual audited and quarterly unaudited financial statements prepared in accordance with U.S. GAAP. In accordance with Securities and Exchange Commission (the "SEC") rules, we also disclose and discuss certain non-GAAP financial measures in our public filings and earning releases. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA, which is our net income (loss) before interest and gains or losses on debt extinguishment, income taxes, amortization of acquired contract liabilities, consideration payable to customer related to divestitures, legal judgments and settlements, gains/loss on divestitures, gains/losses on warrant remeasurements and warrant-related transaction costs, share-based compensation expense, depreciation and amortization (including impairment of long-lived assets), other non-recurring impairments, and the effects of certain pension charges such as curtailments, settlements, withdrawals, and other early retirement incentives; and Adjusted EBITDAP, which is Adjusted EBITDA, before pension expense or benefit (excluding pension charges already adjusted in Adjusted EBITDA). We disclose Adjusted EBITDA on a consolidated and Adjusted EBITDAP on a consolidated and a reportable segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations with our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measures and, as such, we believe that the U.S. GAAP financial measure most directly comparable to such measures is net income (loss). In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income (loss) the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under U.S. GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), or as an indicator of any other measure of performance derived in accordance with U.S. GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as a substitute for any U.S. GAAP financial measure, including net income (loss). In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income (loss) set forth below, in our earnings releases, and in other filings with the SEC and to carefully review the U.S. GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the U.S. GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our U.S. GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities, partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income (loss) has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP are measures of our ongoing operating performance because the isolation of noncash charges, such as depreciation and amortization, and nonoperating items, such as interest, income taxes, pension and other postretirement benefits, provides additional information about our cost structure and, over time, helps track our operating progress. In addition, investors, securities analysts, and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide financial measures by which to compare our operating performance against that of other companies in our industry.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using these non-GAAP financial measures as compared with net income from continuing operations:

•
Gains or losses from sale of assets and businesses may be useful for investors to consider because they reflect gains or losses from sale of operating units or other assets. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Warrants remeasurement gains or losses and Warrant-related transaction costs may be useful for investors to consider because they reflect the mark-to-market changes in the fair value of our Warrants and the costs associated with Warrants issuance or settlement. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Consideration payable to a customer related to a divestiture may be useful for investors to consider because it reflects consideration paid to facilitate the ultimate sale of operating units. We do not believe these charges necessarily reflect the current and ongoing cash earnings related to our operations.
•
Shareholder cooperation expenses may be useful for investors to consider because they represent certain costs of corporate governance that may be incurred periodically when reaching cooperative agreements with shareholders. We do not believe these charges necessarily reflect the current and ongoing cash earnings related to our operations.
•
Legal judgments and settlements, when applicable, may be useful for investors to consider because it reflects gains or losses from disputes with third parties. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Non-service defined benefit income or expense from our pension and other postretirement benefit plans (inclusive of certain pension related transactions such as curtailments, settlements, withdrawal, and early retirement or other incentives) may be useful for investors to consider because they represent the cost of postretirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the noncash earnings on the fair value of off-market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization expense and nonrecurring asset impairments (including goodwill, intangible asset impairments, and nonrecurring rotable inventory impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of trade names, product rights, licenses, or, in the case of goodwill, other assets that are not individually identified and separately recognized under U.S. GAAP, or, in the case of nonrecurring asset impairments, the impact of unusual and nonrecurring events affecting the estimated recoverability of existing assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Depreciation may be useful for investors to consider because it generally represents the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Share-based compensation may be useful for investors to consider because it represents a portion of the total compensation to management and the board of directors. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

•
The amount of interest expense and other, as well as debt extinguishment gains or losses, we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other and debt extinguishment gains or losses to be a representative component of the day-to-day operating performance of our business.
•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended
	June 30,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2023	2022
Net loss	$(12,753)	$(10,342)
Add-back:
Income tax expense	1,750	1,750
Interest expense and other, net	38,447	31,912
Debt extinguishment losses	64	—
Warrant remeasurement gain	(8,001)	—
Consideration payable to customer related to divestiture	—	17,185
Shareholder cooperation expenses	1,905	—
Loss on sales of assets and businesses, net	3,820	—
Share-based compensation	3,622	1,578
Amortization of acquired contract liabilities	(575)	(523)
Depreciation and amortization	8,118	9,806
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$36,397	$51,366
Non-service defined benefit income (excluding settlements)	(820)	(8,586)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$35,577	$42,780
Net sales	$327,145	$349,384
Net income margin	(3.9%)	(3.0%)
Adjusted EBITDAP margin	10.9%	11.7%

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended June 30, 2023
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Interiors	Corporate/ Eliminations*
Net loss	$(12,753)
Add-back:
Non-service defined benefit income	(820)
Income tax expense	1,750
Warrant remeasurement gain, net	(8,001)
Debt extinguishment losses	64
Interest expense and other, net	38,447
Operating income (loss)	$18,687	$45,784	$(2,563)	$(24,534)
Loss on sales of assets & businesses, net	3,820	—	—	3,820
Shareholder cooperation expenses	1,905	—	—	1,905
Share-based compensation	3,622	—	—	3,622
Amortization of acquired contract liabilities	(575)	(575)	—	—
Depreciation and amortization	8,118	6,940	683	495
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$35,577	$52,149	$(1,880)	$(14,692)
Net sales	$327,145	$290,575	$36,583	$(13)
Adjusted EBITDAP margin	10.9%	18.0%	(5.1%)	n/a

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended June 30, 2022
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Interiors	Corporate/ Eliminations*
Net loss	$(10,342)
Add-back:
Non-service defined benefit income	(8,586)
Income tax expense	1,750
Interest expense and other, net	31,912
Operating income (loss)	$14,734	$33,151	$(2,301)	$(16,116)
Consideration payable to customer related to divestiture	17,185	—	17,185	—
Share-based compensation	1,578	—	—	1,578
Amortization of acquired contract liabilities	(523)	(523)	—	—
Depreciation and amortization	9,806	7,521	1,696	589
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$42,780	$40,149	$16,580	$(13,949)
Net sales	$349,384	$254,643	$94,753	$(12)
Adjusted EBITDAP margin	11.7%	15.8%	14.8%	n/a

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended June 30, 2023
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(11,003)	$(12,753)	$(0.19)
Adjustments:
Loss on sale of assets and businesses, net	3,820	3,820	0.06
Shareholder cooperation expenses	1,905	1,905	0.03
Debt extinguishment losses	64	64	0.00
Adjusted loss from continuing operations - non-GAAP	$(5,214)	$(6,964)	$(0.10)

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended June 30, 2022
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(8,592)	$(10,342)	$(0.16)
Adjustments:
Restructuring costs (cash based)	699	699	0.01
Consideration payable to customer related to divestiture^	17,185	17,185	0.26
Adjusted income from continuing operations - non-GAAP*	$9,292	$7,542	$0.12
*Difference due to rounding.
^Recorded in net sales.

Non-GAAP Financial Measure Disclosures (continued)

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended June 30,
	2023	2022
Operating income - GAAP	$18,687	$14,734
Adjustments:
Loss on sale of assets and businesses, net	3,820	—
Restructuring costs (cash based)	—	699
Shareholder cooperation expenses	1,905	—
Consideration payable to customer related to divestiture	—	17,185
Adjusted operating income - non-GAAP	$24,412	$32,618
Adjusted operating margin - non-GAAP	7.5%	8.9%

Fiscal 2024
($ in millions)	Guidance
Operating Income	$159.0 - $174.0
Adjustments:
Loss on sale of assets and businesses	$4.0
Shareholder cooperation expenses	$2.0
Depreciation & Amortization	$38.0
Amortization of acquired contract liabilities	($3.0)
Share-based compensation	$10.0
Adjusted EBITDAP - non-GAAP	$210.0 - $225.0

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended June 30,		Fiscal 2024 Guidance
$ in millions	2023	2022
Cash used in operating activities	$(63.7)	$(93.0)	$ 60.0 - $ 80.0
Less:
Capital expenditures	(6.4)	(3.0)	$ (25.0) - $ (30.0)
Free cash (use) flow*	$(70.1)	$(96.1)	$ 35.0 - $ 50.0
* Differences due to rounding